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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT






We consent to the incorporation by reference in this Registration Statement of Cox Radio, Inc., Cox Radio Trust I, and Cox Radio Trust II on Form S-3 of our report dated February 7, 2000 (March 6, 2000 as to Note 15 and March 14, 2000 as to Note 16), appearing in the Annual Report on Form 10-K/A (Amendment No. 1) of Cox Radio, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.










/s/ Deloitte & Touche LLP
Atlanta, Georgia
April 20, 2000